Exhibit 99.1

The Beachbody Company, Inc. Announces First Quarter 2023 Financial Results

Delivered First Quarter Results Ahead of Guidance

Improved First Quarter Operating Loss by $47.0 million

Successfully Launched BODi, the New Health Esteem Platform

El Segundo, Calif. (May 8, 2023) – The Beachbody Company, Inc. (NYSE: BODY) (“Beachbody” or the “Company”), a leading subscription health and wellness company, today announced financial results for its first quarter ended March 31, 2023.

“During the quarter we successfully completed the transition to our expanded BODi platform”, said Carl Daikeler, Beachbody’s Co-Founder, Chairman, and Chief Executive Officer. “While we are still in the early stages of scaling this transformation, our subscribers clearly recognize the unrivaled value BODi offers with renewals and upgrades ahead of our expectations. We are also seeing the intended increase in LTV with higher than expected nutrition retention and healthy nutrition attachment rates. The early indications we have witnessed from the launch of BODi, along with the positive customer response to our Health Esteem platform and nutrition initiatives, give us confidence in our strategy as we progress towards a return to profitable growth by the end of the year.”

First Quarter 2023 Results

•	Total revenue was $144.9 million compared to $198.9 million in the prior year period.

•	Digital revenue was $64.8 million compared to $81.7 million in the prior year and digital subscriptions totaled 1.75 million in the first quarter.

•	Nutrition and Other revenue was $74.1 million compared to $97.7 million in the prior year and nutritional subscriptions totaled 0.21 million in the first quarter.

•	Connected Fitness revenue was $6.0 million compared to $19.5 million in the prior year and approximately 4,700 bikes were delivered in the first quarter.

•	Operating loss improved by $47.0 million to $27.4 million compared to an operating loss of $74.4 million in the prior year period.

•	Net loss was $29.2 million compared to a net loss of $73.5 million in the prior year period.

•	Adjusted EBITDA[1] was ($0.9) million compared to ($19.1) million in the prior year period.

•

Cash used in operating activities was $7.9 million compared to $33.4 million in the prior year period, and cash used in investing activities was $3.4 million compared to $12.4 million in the prior year period. Total cash used in operating and investing activities was $11.3 million compared to $45.8 million in the prior year period.

Key Operational and Business Metrics

	For the Three Months Ended March 31,

	2023	2022	Change v 2022
Digital Subscriptions (in millions)	1.75	2.46	(28.9%)
Nutritional Subscriptions (in millions)	0.21	0.30	(30.0%)
Total Subscriptions	1.96	2.76	(29.0%)

Average Digital Retention	95.9%	95.6%	30bps
Total Streams (in millions)	29.7	38.2	(22.3%)
DAU/MAU	32.5%	31.6%	90bps

Connected Fitness Units Delivered (in thousands)	4.7	16.6	(71.7%)

Digital	$64.8	$81.7	(20.7%)
Nutrition & Other	$74.1	$97.7	(24.2%)
Connected Fitness	$6.0	$19.5	(69.2%)
Revenue (in millions)	$144.9	$198.9	(27.1%)
Net Loss (in millions)	($29.2)	($73.5)	60.3%
Adjusted EBITDA (in millions)	($0.9)	($19.1)	95.3%

Outlook for The Second Quarter of 2023

	Outlook for Quarter Ending June 30, 2023

(in millions)
Revenue	$125	$140

Net Loss	($35)	($30)

Adjustments:
Depreciation and Amortization	$11	$11
Amortization of Content Development Assets	$6	$6
Interest Expense	$2	$2
Equity-Based Compensation	$6	$6
Other Adjustment Items	$1	$1
Total Adjustments	$25	$25

Adjusted EBITDA	($10)	($5)

[1]	A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Conference Call and Webcast Information

Beachbody will host a conference call at 5:00pm ET on Monday, May 8, 2023, to discuss its financial results. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (404) 975-4839 (all other locations) and provide the conference identification number: 878296. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until May 15, 2023, by dialing (866) 813-9403 (U.S & Canada), or +1 (929) 458-6194 (all other locations). The replay passcode is 649427.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Headquartered in Southern California, BODi is a leading digital fitness, nutrition, and mindset subscription company with over two decades of creating innovative content and nutritional supplements designed to support and enrich strong Health Esteem. The Beachbody Company, Inc. is the parent company of BODi. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter and full year, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Consolidated Balance Sheets

(in thousands, except par value and share data)

	March 31, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$66,393	$80,091
Inventory, net	48,304	54,060
Prepaid expenses	11,403	13,055
Other current assets	45,687	39,248

Total current assets	171,787	186,454
Property and equipment, net	67,395	74,147
Content assets, net	31,551	34,888
Goodwill	125,166	125,166
Intangible assets, net	6,926	8,204
Right-of-use assets, net	4,520	5,030
Other assets	8,428	9,506

Total assets	$415,773	$443,395

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,754	$17,940
Accrued expenses	54,784	64,430
Deferred revenue	99,894	95,587
Current portion of lease liabilities	2,100	2,150
Current portion of Term Loan	1,250	1,250
Other current liabilities	3,513	3,283

Total current liabilities	178,295	184,640
Term Loan	40,276	39,735
Long-term lease liabilities, net	2,794	3,318
Deferred tax liabilities	172	181
Other liabilities	4,679	3,979

Total liabilities	226,216	231,853
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 177,004,131 and 170,911,819 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively;	18	17
Class X: 141,250,310 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively;	14	14
Class C: no shares issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	638,135	630,709
Accumulated deficit	(448,423)	(419,235)
Accumulated other comprehensive income (loss)	(187)	37

Total stockholders’ equity	189,557	211,542

Total liabilities and stockholders’ equity	$415,773	$443,395

The Beachbody Company, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue:
Digital	$64,773	$81,745
Nutrition and other	74,120	97,664
Connected fitness	6,008	19,513

Total revenue	144,901	198,922

Cost of revenue:
Digital	14,967	16,425
Nutrition and other	31,039	44,774
Connected fitness	7,555	44,706

Total cost of revenue	53,561	105,905

Gross profit	91,340	93,017

Operating expenses:
Selling and marketing	76,576	106,444
Enterprise technology and development	19,096	33,697
General and administrative	17,716	20,073
Restructuring	5,387	7,223

Total operating expenses	118,775	167,437

Operating loss	(27,435)	(74,420)
Other income (expense):
Change in fair value of warrant liabilities	57	264
Interest expense	(2,331)	(19)
Other income (expense), net	569	(64)

Loss before income taxes	(29,140)	(74,239)
Income tax (provision) benefit	(48)	706

Net loss	$(29,188)	$(73,533)

Net loss per common share, basic and diluted	$(0.09)	$(0.24)

Weighted-average common shares outstanding, basic and diluted	309,141	306,363

The Beachbody Company, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(29,188)	$(73,533)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	10,713	21,587
Amortization of content assets	5,561	6,164
Provision for inventory and inventory purchase commitments	2,734	16,896
Realized (gains) losses on hedging derivative financial instruments	(87)	69
Change in fair value of warrant liabilities	(57)	(264)
Equity-based compensation	9,555	4,564
Deferred income taxes	(53)	(808)
Amortization of debt issuance costs	479	—
Paid-in-kind interest	374	—
Other non-cash items	—	91
Changes in operating assets and liabilities:
Inventory	3,056	15,887
Content assets	(2,224)	(6,448)
Prepaid expenses	1,652	(293)
Other assets	(4,958)	2,895
Accounts payable	(1,366)	(20,752)
Accrued expenses	(8,768)	(1,386)
Deferred revenue	4,746	2,370
Other liabilities	(38)	(410)

Net cash used in operating activities	(7,869)	(33,371)

Cash flows from investing activities:
Purchase of property and equipment	(3,417)	(12,403)

Net cash used in investing activities	(3,417)	(12,403)

Cash flows from financing activities:
Proceeds from exercise of stock options	—	2,115
Remittance of taxes withheld from employee stock awards	—	(192)
Debt repayments	(313)	—
Tax withholding payments for vesting of restricted stock	(2,128)	—

Net cash (used in) provided by financing activities	(2,441)	1,923

Effect of exchange rates on cash	29	223
Net decrease in cash and cash equivalents	(13,698)	(43,628)
Cash, cash equivalents and restricted cash, beginning of period	80,091	107,054

Cash and cash equivalents, end of period	$66,393	$63,426

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,464	$10
Cash (received) paid during the year for income taxes, net	(265)	32
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$1,291	$4,225

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, inventory net realizable value adjustments, restructuring, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net income (loss) can be found below:

	Three Months Ended March 31,
(in thousands)	2023	2022
Net loss	$(29,188)	$(73,533)
Adjusted for :
Depreciation and amortization	10,713	21,587
Amortization of capitalized cloud computing implementation costs	41	168
Amortization of content assets	5,561	6,164
Interest expense	2,331	19
Income tax provision (benefit)	48	(706)
Equity-based compensation	9,555	4,564
Employee incentives, expected to be settled in equity (1)	(5,466)	—
Inventory net realizable value adjustments (2)	—	14,934
Restructuring and platform consolidation costs (3)	6,059	7,887
Change in fair value of warrant liabilities	(57)	(264)
Non-operating (4)	(484)	72

Adjusted EBITDA	$(887)	$(19,108)

1

The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

2

Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment was included during the three months ended March 31, 2022, because of its unusual magnitude due to disruptions in the connected fitness market.

3

Includes restructuring expense and non-recurring personnel costs associated with executing our key growth priorities during the three months ended March 31, 2023, and with the consolidation of our digital platforms during the three months ended March 31, 2022.

4	Primarily includes interest income.

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com